SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT



Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):

July 5, 1998

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METRIKA SYSTEMS CORPORATION
(Exact name of Registrant as Specified in its charter)

Delaware                       1-13085              33-0733537
(State or other juris-      (Commission         (I.R.S. Employer
 diction of incorpora-      File Number)          Identification
 tion)                                               Number)

5788 Pacific Center Boulevard                       92121
San Diego, California                               (Zip Code)
(Address of principal
 executive offices)

(781) 622-1000
(Registrant's telephone number
including area code)

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Item 2.    Acquisition or Disposition of Assets

      On July 5, 1998, Metrika Systems Corporation (the "Company") acquired all of the outstanding capital stock (the "Stock") of Honeywell-Measurex Data Measurement Corporation ("DMC") from Honeywell-Measurex Corporation for approximately $29,000,000 in cash (the "Purchase Price"). The Purchase Price is subject to a post-closing adjustment equal to the amount by which DMC?s shareholders equity as of the closing, as adjusted pursuant to the Agreement, is greater than or less than, as the case may be, certain target amounts set forth in the Agreement.

      The acquisition was made pursuant to a Stock Purchase Agreement dated as of May 6, 1998 (the "Agreement"), by and between the Company and Honeywell-Measurex Corporation. The Purchase Price was funded entirely from cash on hand. DMC, based in Gaithersburg, Maryland, manufactures and sells computerized non-contact thickness, coating and other measurement systems for use in flat-metal processing industries, including steel, aluminum, tin, copper, brass and other rolled products (the "DMC Business").

      The consideration paid for the DMC Business was based primarily on the Company?s determination of the fair market value of the DMC Business, and the terms of the Agreement were determined by arms-length negotiation among the parties.


      The Company has no present intention to use the assets of the DMC Business for purposes materially different from the purposes for which such assets were used prior to the acquisition. However, the Company will review the DMC Business and its assets, corporate structure, capitalization, operations, properties, and policies, and, upon completion of this review, may develop alternative plans or proposals, including mergers, transfers of a material amount of assets or other transactions or changes relating to such business.


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Item 7.    Financial  Statements,  Pro Forma  Combined  Condensed
Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: as it is impracticable to file such information at this time, it will be filed by amendment within the time period permitted by Item 7(a)(4) of Form 8-K.

      (b) Pro Forma Financial Information: as it is impracticable to file such information at this time, it will be filed by amendment within the time period permitted by Item 7(a)(4) of Form 8-K.

      (c)  Exhibits

      2 Stock Purchase Agreement dated as of May 6, 1998 by and between Metrika Systems Corporation and Honeywell-Measurex Corporation. Pursuant to Item 601(b)(2) of regulation S-K, schedules and exhibits to this Agreement have been omitted. The Company hereby undertakes to furnish supplementally a copy of such schedules and exhibits to the Commission upon request.


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SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 17th day of July, 1998.

                           METRIKA SYSTEMS CORPORATION


                            By: /s/ Sandra L. Lambert
                                Sandra L. Lambert
                                          Secretary











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METRIKA SYSTEMS CORPORATION

Exhibit Index



Exhibit No.               Description of Exhibit

Stock Purchase Agreement dated as of May 6, 1998 by and between Metrika Systems Corporation and Honeywell-Measurex Corporation. Pursuant to Item 601(b)(2) of regulation S-K, schedules and exhibits to this Agreement have been omitted. The Company hereby undertakes to furnish supplementally a copy of such schedules and exhibits to the Commission upon request.